EXHIBIT 23--CONSENT OF OLIVE  LLP
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We consent to the incorporation by reference in the Registration Statements on
Form S-8's, File No's. 33-41105, 33-95866 and 33-95868, and on Form S-3, File
No. 33-83838, of our report dated January 29, 1999 contained in the 1998 Annual Report to Shareholders of ANB Corporation, which is incorporated by reference in this Form 10-K.




OLIVE LLP

Indianapolis, Indiana
March 25, 1999